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                                                                    Exhibit 99.4


                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A
                           ANNUAL ISSUER'S CERTIFICATE

                            COMPLIANCE WITH INDENTURE

         The undersigned certifies that he is an Authorized Officer of Wilmington Trust Company, as Owner Trustee for Chase Manhattan Marine Owner Trust 1997-A and that he is duly authorized to execute and deliver this certificate on behalf of the Issuer in connection with Section 3.9 of the Indenture between the Issuer and Wells Fargo Bank Minnesota, N.A. formerly Norwest Bank Minnesota, National Association, as Indenture Trustee, dated as of October 1, 1997 (the "Indenture"). All capitalized terms used herein without definition shall have the respective meanings specified in the Indenture and the Agreement.

         The undersigned further certifies that a review of the activities of the Issuer for the preceding calendar year has been made under his supervision and, to the best of his knowledge, the Issuer has fulfilled its obligations under the Indenture for the preceding calendar year.

         IN WITNESS WHEREOF, I have affixed hereto my signature as of this 10th day of February, 2003.

                                  CHASE MANHATTAN MARINE OWNER TRUST 1997-A
                                  BY: WILMINGTON TRUST COMPANY, as Owner Trustee

                                  /s/ Denise M. Geran
                                  ------------------------
                                  Name: Denise M. Geran
                                  Title: Vice President

The CIT Group/Sales Financing, Inc., as Servicer, hereby requests that Wilmington Trust Company execute the above Issuer's Certificate and deliver it to Wells Fargo Bank Minnesota, N.A., as Indenture Trustee.

                                   THE CIT GROUP/SALES
                                   FINANCING, INC., as Servicer

                                   /s/ William L. Schumm
                                   ---------------------
                                   Name:  William L. Schumm
                                   Title:    Executive Vice President